Independent Auditor's Report

To the Board of Trustees and Shareholders

The Tocqueville Trust





We have audited the accompanying statements of assets and liabilities, including the investment portfolios, of The Tocqueville Trust, including The Tocqueville Fund, The Tocqueville Small Cap Value Fund, The Tocqueville International Value Fund and The Tocqueville Government Fund, as of October 31, 1997, and the related statements of operations, the statements of changes in net assets, and the financial highlights for the periods indicated in the accompanying financial statements. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1997, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Tocqueville Fund, The Tocqueville Small Cap Value Fund, The Tocqueville International Value Fund, and The Tocqueville Government Fund series of The Tocqueville Trust as of October 31, 1997, the results of their operations, the changes in their net assets, and their financial highlights, for the periods indicated, in conformity with generally accepted accounting principles.











New York, New York

November 25, 1997